SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                           FORM 8-K/A

                        AMENDMENT NO. 1

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





 Date of Report (Date of earliest event reported): November 23, 1998


                        PUBLICARD, INC.
     (Exact name of registrant as specified in its charter)



           Pennsylvania               0-29794           23-0991870


   (State or other jurisdiction     (Commission        (IRS Employer
        of incorporation)           File Number)     Identification No.)




     One Post Road, Fairfield, Connecticut               06430
          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:    (203) 254-3900



   (Former name or former address, if changed since last report.)








     The undersigned registrant hereby amends in its entirety Item 7 of its
Current Report on Form   8-K originally filed with the Securities and Exchange
Commission on December 7, 1998 as set forth below.

Item 7. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     Audited financial statements of Tritheim Technologies, Inc.
        Report of Independent Certified Public Accountants
        Balance Sheet as of December 31, 1997
        Statement of Operations for the year ended December 31, 1997 Statement of Changes in Stockholders' Deficit for the year ended December 31, 1997
        Statement of Cash Flows for the year ended December 31, 1997 Notes to Financial Statements

     Unaudited financial statements of Tritheim Technologies, Inc.
        Balance Sheet as of September 30, 1998
        Statement of Operations for the nine months ended September 30, 1998 and 1997
        Statement of Changes in Stockholders' Deficit for the nine months ended September 30, 1998
        Statement of Cash Flows for the nine months ended September 30, 1998 and 1997
        Notes to Unaudited Financial Statements

(b)  Pro forma financial information

     Unaudited pro forma condensed combined balance sheet as of September 30, 1998 and unaudited pro forma condensed combined statements of income for the year ended December 31, 1997 and the nine months ended
     September 30, 1998

     Notes to unaudited pro forma condensed combined financial information

(c)  Exhibits:

     2.1 Agreement and Plan of Merger dated as of October 30, 1998 among PubliCARD, Inc., Publicker Smart Card Acquisition Co., Tritheim Technologies, Inc. and the Security Holders of Tritheim Technologies, Inc. (previously filed with Current Report on Form 8-K filed on December 7, 1998)

     23.1   Consent of Independent Certified Public Accountants












                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PUBLICARD, INC.
                                         (Registrant)



February 5, 1999
                                         /s/ Antonio L. DeLise
                                         Antonio L. DeLise, Vice President
                                         Chief Financial Officer and Secretary









































                   TRITHEIM TECHNOLOGIES, INC.

                      FINANCIAL STATEMENTS
        AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997,
              TOGETHER WITH REPORT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
Tritheim Technologies, Inc.:

We have audited the accompanying balance sheet of Tritheim Technologies, Inc. (a Florida Subchapter S corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tritheim Technologies, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




    /s/ Arthur Andersen LLP
    Tampa, Florida,
    November 6, 1998

                      TRITHEIM TECHNOLOGIES, INC.


                   BALANCE SHEET -- DECEMBER 31, 1997




                        ASSETS


 CURRENT ASSETS:

     Cash and cash equivalents                             $247,430
     Accounts receivable, net of allowance
        of approximately $11,000                              8,259
     Inventories                                             45,513

                   Total current assets                     301,202


 PROPERTY AND EQUIPMENT, net                                 36,340
                   Total assets                            $337,542


        LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
     Accounts payable                                     $  30,386
     Accrued expenses                                        31,900
     Note payable to bank                                   100,451
     Notes payable to stockholders current, net of
        unamortized discount of approximately
        $15,000 (Note 5)                                    317,033
            Total current liabilities                       479,770

  NOTES PAYABLE TO STOCKHOLDERS, net of current maturities
     and unamortized discount of approximately $17,000
     (Note 5)                                                33,333

  COMMITMENTS AND CONTINGENCIES (Note 6)

  STOCKHOLDERS' DEFICIT:
      Common stock, no par value; 10,000,000 shares
         authorized, 6,260,386 shares issued and
         outstanding                                        466,891
      Accumulated deficit                                  (642,452)
            Total stockholders' deficit                    (175,561)
            Total liabilities and stockholders' deficit    $337,542



       The accompanying notes are an integral part of this balance sheet.

                           TRITHEIM TECHNOLOGIES, INC.


                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997




    REVENUES                                           $   61,074

    OPERATING EXPENSES:
         Cost of goods sold                                26,335
         Research and development expenses                125,835
         Selling and marketing expenses                   128,796
         General and administrative expenses              155,708
            Total operating expenses                      436,674
            Loss from operations                         (375,600)

     INTEREST EXPENSE, net                                (33,122)

     NET LOSS                                           $(408,722)




    The accompanying notes are an integral part of this statement.





                     TRITHEIM TECHNOLOGIES, INC.


            STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                 FOR THE YEAR ENDED DECEMBER 31, 1997


                                       Common Stock     Accumulated
                                     Shares    Amount     Deficit      Total

    BALANCE, December 31, 1996    5,280,000   $10,560   $(233,730)  $(223,170)

         Issuance of common stock   980,386   456,331           -     456,331

         Net loss                         -         -    (408,722)   (408,722)

    BALANCE, December 31, 1997    6,260,386  $466,891    $(642,452) $(175,561)



    The accompanying notes are an integral part of this statement.

                         TRITHEIM TECHNOLOGIES, INC.


                          STATEMENT OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                 $(408,722)
   Adjustments to reconcile net loss to net
      cash used in operating activities-
         Depreciation and amortization                          6,558
         Increase in operating assets and liabilities-
            Accounts receivable                                (8,259)
            Inventory                                         (45,513)
            Accounts payable and accrued expenses              46,023
                 Net cash used in operating activities       (409,913)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                      (35,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable to stockholders                160,878
   Proceeds from note payable to bank                         200,878
   Principal payments on note payable to bank                (100,427)
   Proceeds from issuance of common stock                     422,669
                  Net cash provided by financing activities   683,998

NET INCREASE IN CASH AND CASH EQUIVALENTS                     238,943

CASH AND CASH EQUIVALENTS, beginning of year                    8,487

CASH AND CASH EQUIVALENTS, end of year                      $ 247,430

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                  $  5,240

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
     Allocation of proceeds from notes payable to
        stockholders to common stock                         $ 33,662




   The accompanying notes are an integral part of this statement.

                       TRITHEIM TECHNOLOGIES, INC.


                      NOTES TO FINANCIAL STATEMENTS

                             DECEMBER 31, 1997


    1.  ORGANIZATION AND LIQUIDITY:

    Tritheim Technologies, Inc. (the Company) was incorporated in the State of Florida on October 5, 1995. Prior to 1997, the Company was in the development stage. The Company designs, develops and manufactures intelligent personal smart card readers and writers designed specifically for (1) companies who integrate these products with their existing applications, (2) financial institutions who distribute the products to customers for electronic commerce, (3) cable television companies who wish to authenticate customers and purchases, and (4) distributors and value-added resellers who resell the products. The Company also designs software for developing smart card applications. The majority of the Company's customers are located in the United States.

    The Company incurred a substantial operating loss and negative cash flows from operations for the year ended December 31, 1997. As further discussed in Note 10 to the financial statements, management plans to obtain future funding from its new parent company, PubliCARD, Inc. (formerly Publicker Industries, Inc.) (PubliCARD). PubliCARD has committed to funding the operations of the Company through at least December 31, 1998. Management believes that this funding will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

    2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Short-term investments totaling $202,879 are classified within cash and cash equivalents at December 31, 1997.

    Inventories

    Inventories consist of electronic parts and components purchased for resale. All inventories are stated at the lower of cost or market using the first-in, first-out method.

    Property and Equipment

    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations.

    Computer Software Development Costs

    All costs incurred to establish the technological feasibility of a computer software product to be sold, leased or otherwise marketed are charged to research and development expense as incurred. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing activities that are necessary to establish that the product can be produced to meet its design specifications including functions, features and technical performance requirements.

    The Company's policy is to capitalize costs incurred after the development of a working model. Costs to date, subsequent to the development of a working model, have not been material.

    Revenue Recognition

    During 1997, the majority of the Company's revenues resulted from sales of kits that include smart card readers and software for developing smart card applications. Revenue from these sales is recognized when a contract has been executed and the product has been shipped, at which time there are no significant remaining obligations. Provisions are made at the time of sale for any insignificant obligations, including telephone support.

    During 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which is effective for financial statements beginning after December 15, 1997, and supersedes SOP 91-1. The AICPA subsequently issued SOP 98-4, which deferred for one year the effective date of certain provisions of SOP 97-2 with respect to vendor-specific objective evidence. The Company has early adopted SOP 97-2 during the year ended December 31, 1997, which did not have a material impact on the financial statements.

    Income Taxes

    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the accompanying statement of operations does not include a provision for income taxes. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income, the tax liabilities of the stockholders could be changed accordingly.

    Fair Value of Financial Instruments

    The Company believes that the carrying value of financial instruments on the accompanying balance sheet approximates their fair value.

    New Accounting Pronouncements

    In June 1997, Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS
    131) was issued. SFAS 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company believes that the future effects of SFAS 131 will not be significant to its financial statements.



    3.  PROPERTY AND EQUIPMENT:

    A summary of property and equipment at December 31, 1997, is as follows:

                                               Useful
                                              Lives in
                                                Years         Amount

          Computer equipment                      5           $10,748
          Production equipment                    5            29,537
          Furniture and fixtures                  5             2,179
                                                               42,464
          Less- Accumulated depreciation                       (6,124)
                                                              $36,340


    4.  NOTE PAYABLE TO BANK:

    Note payable to bank consists of a promissory note, bearing interest at 8.5 percent, with principal and interest due on March 4, 1998. The note is collateralized by a certificate of deposit owned by a stockholder of the Company.

    5.  NOTES PAYABLE TO STOCKHOLDERS:

    Notes payable to stockholders are unsecured and consist of the following as of December 31, 1997:

                                                                  Amount

        Notes payable to stockholder, bearing interest at 9%,
            principal and interest due in balloon payments at
            various dates through December 1998, net of
            unamortized discount of approximately $15,000         $317,033


        Note payable to stockholder, bearing interest at 8%,
            interest payable quarterly, principal due in
            August 2008, net of unamortized discount of
            approximately $17,000                                   33,333

         Less- Current maturities                                 (317,033)

                    Notes payable to stockholders,
                        net of current maturities                $  33,333


    6.  COMMITMENTS AND CONTINGENCIES:

    Operating Leases

    The Company leases office space on a month-to-month basis and leases certain computer equipment under an operating lease.

    Future aggregate minimum rental payments are as follows as of December 31, 1997:

                             Year Ending
                             December 31,               Amount

                                1998                   $ 5,916
                                1999                     5,916
                                2000                     4,930
                                                       $16,762


    Rent expense under operating leases for the year ended December 31, 1997, totaled $10,914.

    Product Royalty Agreements

    The Company has entered into two product royalty agreements with various entities that have provided their licenses or product designs to the Company. One agreement requires that royalties shall be paid on the basis of the quantity of units manufactured. Royalty fees range from $0.10 to $0.20 per unit manufactured. The other agreement requires a royalty of $2 to $12 for each time a product is licensed to an end user. No significant royalty fees were incurred under these arrangements during 1997.

    7.  RELATED-PARTY TRANSACTIONS:

    The Company's management consists of stockholders who are employed by the Company and are either not paid a salary or are paid salaries at amounts which are significantly below market rates. Management intends to increase these salaries once funding is obtained from an outside investor.

    8.  CAPITAL STOCK:

    Upon the Company's incorporation on October 5, 1995, authorized capitalization consisted of 10,000 shares of $1.00 par value common stock. The stockholders amended the articles of incorporation on November 22, 1995, to authorize 100,000 shares of $0.10 par value common stock.

    On July 1, 1997, the stockholders amended the Company's articles of incorporation to increase the number of authorized shares of common stock to 10,000,000, with no par value, and declared a 50 to 1 stock split on the Company's outstanding common stock. The shares outstanding and all other references to shares of common stock reported have been restated to give retroactive effect to the stock split.

    On September 29, 1997, the Company issued 50,000 shares of common stock to a stockholder in exchange for loaning the Company $50,000. On November 8, 1997, the Company issued 50,986 shares of common stock to a stockholder in exchange for extending the maturity date on a loan until November 8, 1998. Approximately $34,000 in debt proceeds were allocated to common stock and recorded as a discount to the related debt. The discounts are being amortized over the remaining terms of the respective notes.

      During the fourth quarter of 1997, the Company issued approximately 844,000 shares of common stock to employees and new investors at a price of $0.50 per share, the estimated fair value of the common stock during that period.

    9.  STOCK COMPENSATION PLANS:

    Stock Option Plan

    During October 1997, the Company adopted a stock option plan (the Plan) which allows the issuance of incentive stock options at an exercise price of $0.50 per share. Options granted under the Plan vest immediately and expire 10 years from the date of grant. As of December 31, 1997, 354,616 options were outstanding at an exercise price of $0.50 per share.

    Stock option activity for the year ended December 31, 1997, was as follows:
                                                                   Weighted
                                                                    Average
                                                  Number of        Exercise
                                                    Shares          Price

          Outstanding, beginning of period               -         $      -
             Granted                               354,616             0.50
             Exercised                                   -                -
             Canceled or expired                         -                -

          Outstanding, end of period               354,616            $0.50

          Options vested at year-end               354,616            $0.50


    The weighted-average remaining contractual life for options outstanding at December 31, 1997, was 4.75 years.

    The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), under which no compensation expense has been recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation"
    (SFAS 123), which allows companies to continue following the accounting guidance of APB 25, but requires disclosure of net income and earnings per share for the effects on compensation expense, had the accounting guidance of SFAS 123 been adopted.

    The Company has elected SFAS 123 for disclosure purposes. Under SFAS 123, the fair value of each option granted has been estimated as of the grant date using the minimum value method, which is equivalent to using the Black-Scholes valuation method for a non-public company, with the following weighted-average assumptions: risk-free interest rate of 6 percent, expected life of five years and no expected dividends. Adopting the accounting guidance of SFAS 123 would have resulted in an increase in compensation expense of approximately $2,500 for the year ended December 31, 1997.

    10.  SUBSEQUENT EVENTS:

    On October 30, 1998, the Company executed a definitive merger agreement with PubliCARD, whereby PubliCARD would acquire 100 percent of the common stock of the Company in exchange for 1,495,000 shares of PubliCARD common stock plus certain other considerations. Consummation of the transaction is subject to approval of the Company's shareholders and other customary conditions. In conjunction with the execution of the letter of intent, PubliCARD provided an interest free advance of $300,000 to the Company. The advance is evidenced by a note payable and secured by all of the assets of the Company. The note payable is due the earlier of September 18, 1999, or the date on which the Company receives any debt or equity capital from any person.

    Subsequent to December 31, 1997, the Company entered into agreements with various entities related to software licensing arrangements and distribution partnerships. Under the software licensing arrangements, the Company generally grants the rights and license to its software technology in exchange for other technology, or in exchange for the distribution and marketing of the related software. Under the distribution agreements, the Company generally partners with a distributor in exchange for providing that distributor with volume discounts on the Company's products.

    The Company adopted an Employee Stock Purchase Plan (ESPP) effective January 1, 1998. Under the terms of the ESPP, employees who have been with the Company for at least three months may choose to have up to 15 percent of their salary withheld to purchase the Company's common stock. The purchase price of the stock is $0.50 per share. Approximately 17,000 shares were purchased under the ESPP during 1998. On September 30, 1998, the ESPP was terminated.




















                          TRITHEIM TECHNOLOGIES, INC.


                      BALANCE SHEET -- SEPTEMBER 30, 1998

                                 UNAUDITED

                        ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                         $283,538
   Accounts receivable, net of allowance of approximately $21,376      81,901
   Inventories                                                         29,852
                 Total current assets                                 395,291

PROPERTY AND EQUIPMENT, net                                            42,705
                 Total assets                                        $437,996


            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                $  35,917
    Accrued expenses                                                   68,500
    Note payable to bank                                              105,024
    Note payable to PubliCARD, Inc.                                   300,000
    Notes payable to stockholders-current, net of unamortized
      discount of approximately $2,000                                442,462
            Total current liabilities                                 951,903

NOTES PAYABLE TO STOCKHOLDERS, net of current maturities
    and unamortized discount of approximately $10,000                  51,345

STOCKHOLDERS' DEFICIT:
    Common stock, no par value; 10,000,000 shares authorized,
       6,366,620 shares issued and outstanding                        483,299
    Accumulated deficit                                            (1,048,551)
                Total stockholders' deficit                          (565,252)
                Total liabilities and stockholders' deficit          $437,996




    See accompanying note to unaudited financial statements.

                        TRITHEIM TECHNOLOGIES, INC.


                          STATEMENT OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                  UNAUDITED
                                                       September 30,
                                                  1998              1997

REVENUES                                       $ 202,908         $ 41,865

OPERATING EXPENSES:
  Cost of goods sold                              71,633            7,001
  Research and development expenses              206,001           56,979
  Selling and marketing expenses                  94,739           72,728
  General and administrative expenses            188,085          102,031
              Total operating expenses           560,458          238,739
              Loss from operations              (357,550)        (196,874)

INTEREST EXPENSE, net                             48,549            4,242

NET LOSS                                       $(406,099)       $(201,116)



      See the accompanying notes to unaudited financial statements

                        TRITHEIM TECHNOLOGIES, INC.

               STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                 UNAUDITED

                                    Common Stock           Accumulated
                                  Shares     Amount    Deficit        Total


BALANCE, December 31, 1997     6,260,386    $466,891    $(642,452)    $(175,561)

  Issuance of common stock       106,234      16,408            -        16,408

  Net loss                             -           -     (406,099)     (406,099)

BALANCE, September 30, 1998     6,366,620   $483,299  $(1,048,551)    $(565,252)




      See the accompanying notes to unaudited financial statements.

                      TRITHEIM TECHNOLOGIES, INC.


                        STATEMENT OF CASH FLOWS

           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                             UNAUDITED

                                                            September 30,
                                                         1998         1997


CASH FLOWS FROM OPERATING ACTIVITIES:                 $(406,099)   $(201,116)
   Net loss
   Adjustments to reconcile net loss to net
     cash used in operating activities-
        Depreciation and amortization                     4,290        4,060
        Increase in operating assets and
          liabilities-
             Accounts receivable                        (73,642)      (6,484)
             Inventories                                 15,661      (30,986)
             Accounts payable and accrued expenses       42,132       10,308
                Net cash used in operating activities  (417,658)    (224,218)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment                              (10,656)     (41,074)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable to stockholders        143,441      173,925
     Proceeds from note payable to bank                   4,573      100,000
     Proceeds from note payable to PubliCARD, Inc.      300,000            -
     Proceeds from issuance of common stock              16,408      311,008
                Net cash provided by financing
                   activities                           464,422      584,933

NET INCREASE IN CASH AND CASH EQUIVALENTS                36,108      319,641

CASH AND CASH EQUIVALENTS, beginning of period          247,430        8,487

CASH AND CASH EQUIVALENTS, end of year                 $283,538     $328,128

    See the accompanying notes to unaudited financial statements.

                   TRITHEIM TECHNOLOGIES, INC.


                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

                             SEPTEMBER 30, 1998

                                UNAUDITED

    1.  BASIS OF PRESENTATION:

    The accompanying unaudited financial statements reflect all normal and recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position of Tritheim Technologies, Inc. ("Tritheim") as of September 30, 1998 and the results of their operations and their cash flows for the nine months ended September 30, 1998 and 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto of Tritheim Technologies, Inc. as of and for the year ended December 31, 1997.

    2.   SUBSEQUENT EVENT

    On November 24, 1998 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD") completed the acquisition of Tritheim pursuant to an Agreement and Plan of Merger dated as of October 30, 1998 (the "Merger Agreement") whereby a wholly-owned subsidiary of PubliCARD merged with and into Tritheim. As a result of this merger, Tritheim became a wholly-owned subsidiary of PubliCARD. As consideration in the merger, holders of Tritheim's common stock received a total of 1,495,037 shares of common stock of PubliCARD in exchange for their shares of common stock of Tritheim. In addition, pursuant to the Merger Agreement options to purchase 354,616 shares of Tritheim common stock outstanding immediately prior to the closing of the merger were converted into options to purchase 83,270 shares of PubliCARD common stock with an exercise price of $2.00 per share (subject to anti-dilution adjustments). These PubliCARD options are exercisable from the Closing Date until the fifth anniversary of the Closing Date. Furthermore, pursuant to the Merger Agreement, PubliCARD issued on the Closing Date options to purchase 250,000 shares of PubliCARD common stock to all of the salaried employees of Tritheim to encourage them to remain in the employ of Tritheim. These options have an exercise price of $2.00 per share (subject to anti-dilution adjustments) and will be exercisable from the third anniversary of the Closing Date until the eighth anniversary of the Closing Date. Pursuant to the Merger Agreement, PubliCARD satisfied Tritheim's indebtedness, including accrued interest, to a bank in the amount of $102,000 and to former shareholders of Tritheim in the amount of $531,000.

                         PUBLICARD, INC.

                               AND SUBSIDIARY COMPANIES

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION



    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by PubliCARD, Inc. ("PubliCARD" or the "Company") of all of the issued and outstanding common stock of Tritheim Technologies, Inc. ("Tritheim") in a business combination accounted for by the purchase method of accounting. The unaudited pro forma condensed combined financial statements are derived from the historical financial statements of PubliCARD and Tritheim.

    The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on September 30, 1998. The unaudited pro forma condensed combined statements of income for the year ended
    December 31, 1997 and the nine months ended September 30, 1998 give effect to the acquisition as if it had occurred at the beginning of such period. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstance. The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the dates specified, nor is it intended to project PubliCARD's results of operations or financial position for any future period or date. The information set forth should be read in conjunction with PubliCARD's audited financial statements for the year ended December 31, 1997 included in the Company's Form 10-K for the year ended December 31, 1997, the Company's unaudited consolidated financial statements for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998 included in the Company's Forms 10-Q for such periods and the financial statements of Tritheim included elsewhere in this Form 8-K/A.

                      PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1998
                        (in thousands of dollars)

                                PubliCARD    Tritheim    Pro forma   Pro forma
                               Historical   Historical  Adjustments   Balances

         ASSETS

Cash                               $10,024      $284     ($598)(b)     $9,153
                                                          (557)(c)
Trade receivables                    4,162        82         -          4,244
Inventories                          2,744        29         -          2,773
Other                                  284         -         -            284
   Total current assets             17,214       395    (1,155)        16,454

Property, plant & equipment, net     3,904        43         -          3,947

Goodwill                             2,824         -     7,865(a)      10,689

Other assets                         1,777         -      (300)(d)      1,477
                                   $25,719      $438    $6,410        $32,567

LIABILITIES AND
SHAREHOLDERS' EQUITY

Notes payable and current
   maturities of long-term debt      $134       $847     ($547)(b)       $134
                                                          (300)(d)
Accounts payable                    1,286         36         -          1,322
Accrued liabilities                 5,257         69         -          5,326
     Total current liabilities      6,677        952      (847)         6,782

Long-term debt                      1,039         51       (51)(b)      1,039
Other non-current liabilities       8,500          -         -          8,500
      Total liabilities            16,216      1,003      (898)        16,321

Redeemable shares                       -          -     1,357(e)       1,357

Shareholders' equity
   Common shares                    1,695        483      (483)(f)      1,821
                                                           126 (e)
   Additional paid-in capital      50,475          -     8,260 (e)     58,735
   Accumulated deficit            (34,460)    (1,048)    1,048 (f)    (37,460)
                                                        (3,000)(a)
   Common shares held in treasury  (8,207)         -         -         (8,207)
   Total shareholders' equity       9,503       (565)    5,951         14,889
                                  $25,719       $438    $6,410        $32,567










                            PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
              (in thousands of dollars except share amount)

                                  PubliCARD   Tritheim   Pro forma   Pro forma
                                 Historical  Historical  Adjustments  Balances


Net sales and revenues           $19,580         $203         -       $19,783

Costs and expenses:
   Costs of sales and services    13,636           72         -        13,708
   Selling expenses                1,016           95         -         1,111
   General, administrative and
     research and development
     expenses                      5,287          394      1,121 (g)    6,802
                                  19,939          561      1,121       21,621
Income (loss) from operations       (359)        (358)    (1,121)      (1,838)

Other (income) expenses:
   Interest income                 (420)            -         34 (i)     (386)
   Interest expense                 245            48        (48) (h)     245
   Cost of pensions-non operating   641             -          -          641
   Other expense                    819             -          -          819
                                  1,285            48        (14)       1,319
Net income (loss) from
continuing operations           ($1,644)        ($406)   ($1,107)     ($3,157)

Earnings (loss) per common
  share                         ($.013)                                ($0.22)

Weighted average number of
  shares outstanding        13,124,601               1,495,037(j)  14,619,638



























                            PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE YEAR ENDED DECEMBER 31, 1997
             (in thousands of dollars except share amount)


                                  PubliCARD  Tritheim     Pro forma  Pro forma
                                 Historical  Historical  Adjustments  Balances


Net sales and revenues            $26,134       $61             -     $26,195

Costs and expenses:
    Costs of sales and services    17,610        26             -      17,636
    Selling expenses                1,238        129            -       1,367
    General, administrative and
      research and development      8,251        282        1,505(g)   10,038
                                   27,099        437        1,505      29,041
Income (loss) from operations        (965)      (376)      (1,505)     (2,846)

Other (income) expenses:
    Interest income                  (696)         -           34 (i)    (662)
    Interest expense                  381         33          (33)(h)     381
    Cost of pensions-non operating    768          -            -         768
    Other expense                     270          -            -         270
                                      723         33            1         757
Income (loss) from continuing
   operations                     ($1,688)     ($409)      (1,506)     (3,603)

Earnings (loss) per common share   ($0.12)                             ($0.23)

Weighted average number of shares
  outstanding                   14,057,396            1,495,037(j)  15,552,433




                            PUBLICARD, INC.
                       AND SUBSIDIARY COMPANIES
 NOTES TO UNAUDITED PRO FORMA  CONDENSED COMBINED FINANCIAL INFORMATION

On November 24, 1998 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD" or the "Company") completed the acquisition of Tritheim pursuant to an Agreement and Plan of Merger dated as of October 30, 1998 (the "Merger Agreement") whereby a wholly-owned subsidiary of PubliCARD merged with and into Tritheim. As a result of this merger, Tritheim became a wholly-owned subsidiary of PubliCARD. As consideration in the merger, holders of Tritheim's common stock received a total of 1,495,037 shares of common stock of PubliCARD in exchange for their shares of common stock of Tritheim. The merger will be accounted for as a purchase.

In addition, pursuant to the Merger Agreement options to purchase 354,616 shares of Tritheim common stock outstanding immediately prior to the closing of the merger were converted into options to purchase 83,270 shares of PubliCARD common stock with an exercise price of $2.00 per share (subject to anti-dilution adjustments). These PubliCARD options are exercisable from the Closing Date until the fifth anniversary of the Closing Date. Furthermore, pursuant to the Merger Agreement, PubliCARD issued on the Closing Date options to purchase 250,000 shares of PubliCARD common stock to all of the salaried employees of Tritheim to encourage them to remain in the employ of Tritheim. These options have an exercise price of $2.00 per share (subject to anti-dilution adjustments) and will be exercisable from the third anniversary of the Closing Date until the eighth anniversary of the Closing Date.

Pursuant to the Merger Agreement, the Company is required to register the shares of PubliCARD common stock issued as the merger consideration (other than the approximately 1,253,771 shares issued to officers of Tritheim and one additional employee of Tritheim), approximately 241,266 shares, under a shelf registration statement under the Securities Act of 1933. In the event that the shelf registration statement is not effective by the six month anniversary of the Closing Date, the holders of the shares entitled to such registration rights will have the right, for a specified period of time, to cause the Company to repurchase their shares for a cash purchase price equal to the fair market value (as defined in the Merger Agreement) of the shares on the date of repurchase.

Pursuant to the Merger Agreement, the PubliCARD satisfied Tritheim's indebtedness, including accrued interest, to a bank and to former shareholders of Tritheim.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements were as follows:

(a) Under the purchase method of accounting, the purchase price is allocated to the assets and liabilities assumed based on their estimated fair values. Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price are as follows (in thousands):

           Purchase price:
               Estimated value of common stock and stock options    $ 9,743
               Estimated acquisition expenses                           557
                                                                    $10,300
           Allocation of purchase price:
               Negative book value of net assets of Tritheim        $  (565)
               In-process research and development                    3,000
               Goodwill                                               7,865
                                                                    $10,300

     For purposes of the accompanying unaudited pro forma condensed combined financial statements, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as goodwill on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by management based on information currently available. The Company has retained independent valuation professionals to assist in the determination of the value to be assigned to the individual assets acquired, including intangible assets and in-process research and development. While the pro forma information has been presented based on the best information currently available to management, the final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of Tritheim. The final valuation may result in values that are different from management's estimates as included in the unaudited pro forma condensed combined financial statements.

     As stated above, the purchase price has been allocated on the basis of preliminary estimates of fair value. Management currently estimates that the allocation to in-process research and development will range from $3,000,000 to $5,000,000. The unaudited pro forma condensed combined statements of income exclude the write off of the estimated value of the acquired in-process research and development due to its non-recurring nature. The unaudited pro forma condensed combined balance sheet reflects an allocation of $3,000,000 to in-process research and development.

(b) Represents the repayment of Tritheim's indebtedness, including accrued interest, to a bank and to former shareholders of Tritheim.

(c)  Represents payment of acquisition related expenses.

(d) Represents the elimination of a $300,000 loan made by the Company to Tritheim on September 18, 1998.

(e) Represents the estimated value of common stock and stock options issued by the Company as consideration in the merger transaction. Pursuant to the Merger Agreement, the holders of 241,266 shares are entitled for a specified period of time, to cause the Company to repurchase their shares for a cash purchase price equal to the fair market value (as defined in
     the Merger Agreement) of the shares on the date of repurchase.   As such,
     these shares have been reflected under the caption "Redeemable shares".

(f)  Represents the elimination of Tritheim's equity accounts.

(g) Represents the amortization of goodwill over an estimated life of five years.

(h) Represents the elimination of interest expense on Tritheim's indebtedness which is assumed to be repaid as of the beginning of the period presented.

(i) Represents the reduction of interest income due to the repayment of Tritheim's indebtedness and payment of acquisition expenses as of the beginning of the period presented.

(j) Represents the issuance of shares of the Company's common stock to the former shareholders of Tritheim.



                                                            Exhibit 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated November 6, 1998, relating to the financial statements of Tritheim Technologies, Inc. as of and for the year ended December 31, 1997 included in this Form 8-K/A Amendment No. 1 into PubliCARD, Inc.'s previously filed Registration Statement on Form S-1 File
No. 33-9344, Registration Statement on Form S-3 File No. 33-9344, Registration Statement on Form S-8 File No. 33-56838 and Registration Statement on Form
S-8 File No. 33-88876.


                                               /s/Arthur Andersen LLP


Tampa, Florida
February 5, 1999